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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-1 to be filed on or about July 31, 2019 of our report dated April 1, 2019, on our audits of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 1, 2019.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania
July 31, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM